UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

      Delaware0-2290084-1271317

(State or other jurisdiction(Commission(I.R.S. Employer

of incorporation)File Number)    Identification Number)

            455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado           80903

   (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On August 5, 2016, following its second quarter 2016 earnings conference call, Century Casinos, Inc. (the “Company”) issued an updated investor presentation containing additional information. The Company is furnishing the presentation as Exhibit 99.1 to this current report.

The information in this report and Exhibit 99.1 attached hereto (i) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and (ii) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This report (including Exhibit 99.1) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the Securities and Exchange Commission. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Century Casinos, Inc. Investor Presentation dated August 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: August 5, 2016

By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Century Casinos, Inc. Investor Presentation dated August 5, 2016